John Hancock Funds




Approval of Audit, Audit-Related, Tax and Other Services
Provided by the Independent Auditor


Policy Statement

December 2003


Table of Contents



Approval of Audit, Audit-Related, Tax and Other Services
Provided by the Independent Auditor



Section I -Policy Purpose and Applicability


Section II -Policy Summary


Section III - Policy Detail



John Hancock Funds
Approval of Audit, Audit-Related, Tax and Other Services
Provided by the Independent Auditor

Section I - Policy Purpose and Applicability



John Hancock Funds recognizes the importance of maintaining the independence of our outside auditors. We believe that maintaining independence is a shared responsibility involving management, the audit committee and the independent auditors.

The Funds recognize that the independent audit firm: 1) possesses knowledge of the Funds, 2) is able to incorporate certain services into the scope of its audit, thereby avoiding redundant work, cost and disruption of Fund personnel and processes, and 3) has expertise that has value to the Funds. As a result, there are situations where it is desirable to utilize the audit firm for services in addition to the annual audit. Consequently, this policy, which is intended to comply with Rule 210.2-01(C)(7), sets forth guidelines and procedures to be followed by the Funds when retaining the independent audit firm to perform audit, audit-related tax and other services under those circumstances, while also maintaining independence.

Approval of a service in accordance with these policies for a Fund shall also constitute approval for any other Fund whose pre-approval is required pursuant to Rule 210.2-01(c)(7)(ii).

In addition to the procedures set forth in this policy, any non-audit services that may be provided consistently with Rule 210.2-01 may be approved by the Audit Committee itself and any pre-approval that may be waived in accordance with Rule 210.2-01(c)(7)(i)(C) is hereby waived.


John Hancock Funds
Approval of Audit, Audit-Related, Tax and Other Services
Provided by the Independent Auditor

Section II - Policy Summary

Four categories of services have been defined by the Funds within the policy to provide a consistent, efficient and practical framework for assessment, decision-making, approval and reporting. Following is a summary of the key provisions of the policy (see Section III for the Policy Detail):

I. Audit Services - specified services directly related to performing the independent audit of the Funds. * Consistent with current practice, management will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the appropriate Audit CommitteeBoard meeting.

II. Audit-Related Services - specified services that are related extensions of audit services and are logically performed by the auditors. * Pre-approval for iIndividual project/services included on the pre-approved list (see Section III) are pre-approved in an amount per year/per Fund (up to $50,000.) for services included on the pre-approved list. * Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, require specific Audit Committee approval.

III. Tax Services - specified services related to tax matters. Using PwC & D&T for these matters creates efficiencies, minimizes disruption, or preserves confidentiality. * IPre-approval for individual project/service included on the pre-approved list are pre-approved in an amount per year/per Fund (up to $50,000 for individual projects. * Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

IV. Other Services - (a) "Synergistic": specified services for which utilizing PwC and D&T creates efficiencies, minimizes disruption, or preserves confidentiality, or (b) "Unique Qualifications": specified services for which management has determined that PwC and D&T possesses unique or superior qualifications to provide these services. * Individual project/service included on the pre-approved list) are pre-approved in an amount per year/per Fund up to $10,000 for individual projectsPre-approval (up to $10,000 for individual projects ) for services included on the pre-approval list. * Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
*

"Restricted" Non-Audit Services - includes nine specific restricted services identified in Rule 210.2-01(c)(4)outlined in the SEC's final rule on auditor independence issued January 28, 2003.
* These services may not be performed by PwC and D&T, with the exception of the certain services (see prohibited services on page 7) that may be permitted if they would not be subject to audit at the Fund's level by the firm providing the service.
*

-
John Hancock Funds
Approval of Audit, Audit-Related, Tax and Other Services
Provided by the Independent Auditor

Section III - Policy Detail

Service Category
Service Category Description
Specific Pre-Approved Service Subcategories
Audit Committee Approval Policy
Audit Committee
Reporting Policy
I.  Audit Services
Services that are directly related to performing the independent audit of the Funds * Accounting research assistance (e.g. new products, securities, and investment strategies) * SEC consultation, registration statements, and reporting * Tax accrual related matters (e.g. review of tax qualifications and distributions) * Implementation of new accounting standards * Compliance letters (e.g. rating agency letters) * Regulatory reviews and assistance regarding financial matters * Semi-annual reviews (if requested) * Comfort letters for closed end offerings

* "One-time" pre-approval for the audit period for all pre-approved specific service subcategories

* A summary of all such services and related fees (including comparison to specified dollar limits) reported at each regularly scheduled Audit Committee meeting.

II.  Audit-Related Services
Services which are not prohibited under Rule 210.2-01(C)(4) (the "Rule")permitted by SEC Release #33-8183 on Auditor Independence, and are related extensions of (The Rule) the audit services support the audit, or use the knowledge/expertise gained from the audit procedures as a foundation to complete the project. In most cases, if the Audit-Related Services are not performed by the Audit firm, the scope of the Audit Services would likely increase. The Services are typically well-defined and governed by accounting professional standards (AICPA, SEC, etc.) * AICPA attest and agreed-upon procedures (e.g. fund mergers, liquidation procedures and related comfort letters and review of preferred Shares' Basic Maintenance Report) * Technology control assessments * Financial reporting control assessments * Enterprise security architecture assessment * Attestation related to compliance under (AIMR-PPS) standards.

* "One-time" pre-approval for the fund fiscal year within a specified dollar limit of $50,000 for all pre-approved specific service subcategories
* Specific approval is needed to exceed the pre-approved dollar limit for these services (see general Audit Committee approval policy below for details on obtaining specific approvals) * Specific approval is needed to utilize PwC & D&T for Audit-Related Services not denoted as "pre-approved" to the left, or to add a specific service subcategory as "pre-approved" * A summary of all such services and related fees (including comparison to specified dollar limits) reported at each regularly scheduled Audit Committee meeting.


Section III - Policy Detail, continued


Service Category
Service Category Description
Specific Pre-Approved Service Subcategories
Audit Committee Approval Policy
Audit Committee
Reporting Policy
III. Tax Services




Services which are not prohibitedpermitted by the Rule, if fund managementand it has been determines d bythe Funds management that utilizing PwC and D&T to provide these services creates significant synergy in the form of efficiency, minimized disruption, or the ability to maintain a desired level of confidentiality.



..

* Tax planning and support * Tax controversy assistance * Tax compliance, tax returns, excise tax returns and support * Tax opinions * Tax research assistance (e.g. new products, securities and investment strategies) * Withholding tax filing

* "One-time" pre-approval for the fund fiscal year within a specified dollar limit of $50,000 for individual projects

* Specific approval is needed to exceed the pre-approved dollar limits for these services (see general Audit Committee approval policy below for details on obtaining specific approvals)

* Specific approval is needed to utilize PwC & D&T for tax services not denoted as pre-approved to the left, or to add a specific service subcategory as "pre-approved" * A summary of all such services and related fees (including comparison to specified dollar limits) reported at each regularly scheduled Audit Committee meeting








Section III - Policy Detail, continued


Service Category
Service Category Description
Specific Pre-Approved Service Subcategories
Audit Committee Approval Policy
Audit Committee
Reporting Policy
IV.  Other Services

a. Synergistic, unique qualifications






















Services which are not prohibited permitted by the Rule, if Fund management determinesand it has been determined by the Fund's management that utilizing PwC or D&T to provide these services creates significant synergy in the form of efficiency, minimized disruption, the ability to maintain a desired level of confidentiality, or where PwC or D&T posses unique or superior qualifications to provide these services, resulting in superior value and results for the FundCompany.


* Business Risk Management support
* Other control and regulatory compliance projects


* "One-time" pre-approval for the fund fiscal year within a specified dollar limit ($10,000 for individual projects for all pre-approved specific service subcategories

* Specific approval is needed to exceed the pre-approved dollar limits for these services (see general Audit Committee approval policy below for details on obtaining specific approvals)

* Specific approval is needed to utilize PwC or D&T for "Synergistic" or "Unique Qualifications" Other Services not denoted as pre-approved to the left, or to add a specific service subcategory as "pre-approved" * A summary of all such services and related fees (including comparison to specified dollar limits) reported at each regularly scheduled Audit Committee meeting







Section III - Policy Detail, continued


Service Category
Service Category Description
Specific Prohibited Service Subcategories
Audit Committee Approval Policy
Audit Committee
Reporting Policy
Prohibited  Services

Services which result in the auditors losing independence status under are NOT permitted by the Rule. 1. Bookkeeping or other services related to the accounting records or financial statements of the audit client* 2. Financial information systems design and implementation* 3. Appraisal or valuation services, fairness* opinions, or contribution-in-kind reports 4. Actuarial services (i.e., setting actuarial reserves versus actuarial audit work)* 5. Internal audit outsourcing services* 6. Management functions or human resources
7. Broker or dealer, investment advisor, or investment banking services 8. Legal services and expert services unrelated to the audit 9. Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible * These services are not to be performed with the exception of the (*) services (see subcategories 1 through 5 on the left), that may be permitted if they would not be subject to audit procedures at the audit client (as defined in Rule 2-01(f)(4))Fund's level by the firm providing the service. * A summary of all services and related fees reported at each regularly scheduled Audit Committee meeting will serve as continual confirmation that has not provided any restricted services.



General Audit Committee Approval Policy:
* Management will continue to evaluate all individual projects on a monthly basis, and all individual projects greater than $50,000 are evaluated and approved by the Fund's CFO prior to the engagement letter being signed and the project starting * For all projects, management and PwC and D&T will each make an assessment to determine that any proposed projects will not impair independence.
* Potential services will be classified into the four non-restricted service categories and the "Approval of Audit, Audit-Related, Tax and Other Services" Policy above will be applied. Any services outside the specific pre-approved service subcategories set forth above must be specifically approved by the Audit Committee. * At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing the services by service category, including fees, provided by the Audit firm as set forth in the above policy.